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                                                                    EXHIBIT 10.1

                               LICENSE AGREEMENT


          THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of August 15, 1996 by and between Robert E. Petersen ("Petersen") and Petersen Publishing Company, a California corporation (the "Company", and together with Petersen, the "Licensor"), and BrightView Communications Group, Inc., a Delaware corporation (including permitted assignees and/or sublicensees, the "Licensee").

          WHEREAS, Licensee and the Company entered into that certain Asset Purchase Agreement dated August 15, 1996 (the "Asset Purchase Agreement") for the conveyance of various assets of the Company, including, but not limited to,
(a) any brand name, copyright, patent, service mark, trademark - and all registrations or applications for registration of any of the foregoing - listed on Schedule A hereto (the "Marks") and (b) all of the Company's rights, in the United States and worldwide, to publish, sell, distribute and license those publications set forth on Schedule B to this Agreement (the "Publications");

          WHEREAS, Licensee desires to use, and Licensor desires to grant to Licensee, the right to use the name, tradename, dba, copyright, service mark and trademark "Petersen" and "Petersen Publishing Company" and derivatives thereof (the "Licensed Property") as provided herein;

          WHEREAS, a Licensor serves as a trustee of the R.E. & M.M. Petersen Living Trust, dated January 17, 1983, which currently owns all of the outstanding capital stock of the Company;

          NOW, THEREFORE, in consideration of the recitals above and the mutual promises set forth below, effective as of the Closing under the Asset Purchase Agreement, the parties hereto agree as follows:


1.   License.  Licensor hereby grants to Licensee a royalty free exclusive
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license (the "License") to use the Licensed Property solely in connection with
Licensee's publication, sale,
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distribution and licensing of the Publications and the Marks for the conduct of a publishing, programming, events and media business, including without limitation electronic media, by Licensee with the various assets conveyed to Licensee under the Asset Purchase Agreement, and new or additional publications, media, programming or events and the business and activities ancillary thereto (collectively, the "Publishing Business"). Licensee may not grant a license or sub-license to use the Licensed Property to any Person other than the Licensee, except for Persons controlled by, or under common control with, Licensee or as contemplated by Section 16 below. Licensor agrees that it will not use or grant to Person any license to use the Licensed Property for purposes competitive to the Licensee's Publishing Business. For purposes of this Agreement, "Person" means an association, a corporation, a limited liability company, an individual, a partnership, a trust or any other entity or organization, including any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign. Except as provided in the first or third sentence of this Section 1, nothing in this Agreement shall affect the right of Licensor to use and license the Licensed Property; except that Licensor agrees not to use the name "Petersen Publishing Company" to conduct any business.

          2.  Term of License.  The term of the License shall commence as of the
              ---------------
date hereof and shall continue in perpetuity, unless this Agreement is earlier terminated pursuant to the terms hereof (the "Term").

          3.  Use of Licensed Property.  Licensee shall not use and shall cease
              ------------------------
any use of the Licensed Property in a manner that: (i) contravenes any statute or regulation; (ii) impairs the validity or enforceability of the Licensed Property; (iii) impairs the quality of products and services with which the Licensed Property is used; (iv) associates the Licensed Property with any immoral, lewd, prurient, lascivious or licentious conduct or image (except to the extent, if any, consistent with the practices and policies of the Company prior to the Closing); or (v) disparages the Licensed Property, the Licensor, or any Affiliate of Licensor. For purposes of this Agreement, "Affiliate of Licensor" or "Affiliate" shall mean any spouse and members of

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the immediate family of Petersen and any Person controlled by, or under common control with, Licensor. Licensee agrees that all proprietary right and goodwill in the Licensed Property shall inure to the benefit of Licensor, that the uses of the Licensed Property by Licensee shall not create any interest or right, express or implied, of the Licensee in the Licensed Property except as set forth in this Agreement, and that Licensee does not and will not assert any claim to any ownership thereof. If, by operation of law, or otherwise, Licensee is deemed to or appears to own any property rights in the Licensed Property, Licensee shall, at Licensor's request, execute any and all documents necessary to confirm or otherwise establish Licensor's rights therein. The rights of copyright granted by the License shall not be construed as granting to Licensor any ownership rights in works of authorship created by or for Licensee.

          4.   Preservation of Licensed Property.  Licensee, at its cost, shall
               ---------------------------------
take all steps necessary to preserve and protect the validity of the Licensed Property, to the extent relating to the Publishing Business. All displays of the Licensed Property by Licensee shall bear such trademark and/or copyright notices or other legal notices which Licensor from time to time may prescribe, and all such notices shall be printed legibly and irremovably.

          5.   Approvals, Samples, Quality Control.
               -----------------------------------

               (a) The quality of Publications, new or additional publications, media and events and other activities of the Publishing Business for which the Licensee utilizes at any time and in any manner any Licensed Property (the "Relevant Publications") shall meet or exceed the quality of any products or services provided by Licensor or any Affiliate of Licensor prior to the date hereof.

               (b) In the event Licensor shall have reasonable cause to believe that the standard of quality required herein for the Relevant Publications has not been met, Licensor shall give notice thereof to Licensee specifying in reasonable detail the alleged deficiencies, and Licensee shall have a period of 30 days within which to conform to such standard. Licensee shall permit representatives of Licensor to inspect Licensee's facilities upon reasonable

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     notice and during normal business hours to determine whether Licensee is maintaining the quality standard set forth in this Section 5.

          6.   Infringement Actions.  In the event that Licensee learns of any
               --------------------
infringement, misuse or misappropriation of the Licensed Property, it shall promptly notify Licensor thereof in writing. In such event, Licensee shall have the initial right to institute any legal action or proceeding concerning infringement, misuse or misappropriation of the Licensed Property and at its option to join Licensor as plaintiff. If Licensee institutes any legal action or proceeding, Licensee shall indemnify and hold Licensor harmless from and against any and all liabilities, damages, judgments, penalties, losses, costs, expenses, claims, suits or demands relating to or arising out of such legal action or proceeding. Licensee may select counsel of its choice, and shall control the action and shall bear the entire cost of such action, and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement. If Licensee determines, in its sole discretion, not to institute any legal action or proceeding, Licensor shall have the right, but not the obligation, to institute any legal action or proceeding; provided, however, that Licensor agrees to indemnify and hold Licensee harmless from and against any and all liabilities, damages, judgments, penalties, losses, costs, expenses, claims, suits or demands relating to or arising out of such legal action or proceeding. In such event, Licensor may select counsel of its choice, and shall control the action and shall bear the entire cost of such action, and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement. Each party shall cooperate with the other party in any such actions against third parties, and may if such party desires, elect to be represented by counsel of its choice, but at its own expense.

          7.   Indemnification.  Licensee will protect, defend, indemnify and
               ---------------
hold Licensor and Affiliates, and the officers, directors, employees, shareholders and agents of each of them, harmless from and against any and all liabilities, damages, judgments, penalties, losses, costs, expenses (including without limitation reasonable attorneys' fees), claims, suits, or demands relating to or arising from any breach by Licensee of any of its representations, warranties or agreements hereunder or by reason

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of the publication, distribution or other use by Licensee of the Licensed
Property.

          8.   Insurance.  Licensee shall obtain and maintain during the Term of
               ---------
this Agreement and for a period of five (5) years following its termination, standard comprehensive Public and Product Liability and Advertising Insurance, from a recognized insurance company which is reasonably acceptable to Licensor. The form of said insurance must be reasonably acceptable to Licensor, and the policy shall name Licensor as an additional named insured. Such policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform alleged or otherwise, of the Relevant Publications or any material used in connection therewith or any use thereof. The amount of coverage shall be not less than Five Million Dollars ($5,000,000) combined single limit, with a deductible amount not to exceed Ten Thousand Dollars ($10,000), for each single occurrence for bodily injury and/or for property damage. The policy shall provide for thirty (30) days prior notice to Licensor from the insurer by Registered or Certified Mail, return receipt requested, in the event of any modification, cancellation or termination. Licensee agrees to furnish Licensor with a certificate of insurance evidencing same within thirty (30) days after Closing under the Asset Purchase Agreement and, in no event shall Licensee publish, distribute or sell any issue of any Relevant Publication incorporating any Licensed Property prior to receipt by Licensor of such evidence of insurance. For the purposes of this paragraph, "Licensor" shall include agents and employees of Licensor and agents, employees, officers, directors and partners of any Affiliate.

          9.   Termination.
               -----------

          (a) Licensor may terminate this Agreement with respect to the Licensee's ability to use or license the Licensed Property in connection with a Publication (or any new or additional publication or media) and the Marks and activities (including, without limitation, publishing, programming, events and other media) related to such Publication (or new or additional publication or media) upon written notice effective immediately, if Licensee commits any material breach of this Agreement in connection with such Publication (or new publication or other media) or its Marks and related activities (including, without

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limitation, publishing, programming, events and other media) and fails to cure the breach within sixty (60) days after receipt of Licensor's written request to do so;

          (b) In addition to its rights to terminate this Agreement in part under Section 9(a), Licensor may terminate this Agreement, in whole, upon written notice effective immediately, if Licensee has materially breached this Agreement with respect to any three or more Publications, new or additional publications, or media or its Marks or related activities and in connection therewith Licensor has exercised its rights to terminate this Agreement, in part, pursuant to Section 9(a).

          (c) Licensee may terminate this Agreement for its convenience at any time by giving Licensor ten (10) days prior written notice thereto, provided however that no such termination shall relieve Licensee of its obligations to indemnify and hold harmless Licensor pursuant to Sections 6 or 7 hereof.

          10.  Effect of Termination.  If this Agreement is terminated, or
               ---------------------
terminated in part pursuant to Section 9(a), Licensee and its receivers, representatives, trustees, agents, administrators, successors and/or permitted assignees of Licensee shall have no further rights to use the Licensed Property hereunder (or, if terminated in part, with respect to the Publications, new or additional publications, or other media and related activities so terminated).

          11.  Equitable Relief and Monetary Damages.  Licensee acknowledges
               -------------------------------------
that a breach of this Agreement by Licensee would cause immediate and irreparable harm to Licensor for which money damages could not adequately compensate Licensor. Therefore, Licensor shall have the right to enforce this Agreement, not only by an action or actions for damages, but also by an action or actions for specific performance or injunctive or other equitable relief in order to enforce or prevent any violations of the terms or conditions of this Agreement, without proof of actual damages and without the posting of bond or other security.

          12.  Amendments; Waivers.  This Agreement and any Schedule attached
               -------------------
hereto may be amended only by agreement in writing of both parties. No waiver of any provision nor consent

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to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

          13.  Exhibits and Schedules; Integration.  Each Schedule delivered
               -----------------------------------
pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although such Schedule need not be attached to each copy of this Agreement. This Agreement, together with such Schedules, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

          14.  Governing Law.  This Agreement, the legal relations between the
               -------------
parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines. For purposes of this Agreement, "Action" shall mean any complaint, petition, suit or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether state, federal or local, domestic or foreign.

          15.  Assignment.  Licensor shall not assign any of its rights or
               ----------
privileges hereunder without the prior written consent of Licensee (which consent the Licensee shall not withhold unreasonably), except to an Affiliate or member of the immediate family of Petersen. Licensee shall not assign any of its rights or privileges hereunder without the prior written consent of Licensor (which consent the Licensor shall not withhold unreasonably), except to a successor in ownership of all or substantially all of the assets related to the Publishing Business or substantially all of the stock of Licensee. Licensee may sub-license the Licensed Property to any entity in which it holds a significant economic interest or in a transaction from which it derives a significant economic benefit, if the following apply:

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          (a)  Licensee retains control rights sufficient to permit Licensee to ensure enforcement against sub-licensee of the terms set forth in Sections 3 and 5 of this Agreement;

          (b) the sub-license entered into between Licensee and its sub-licensee expressly permits Licensor to enforce the terms of this Agreement against the sub-licensee; and

          (c) Licensee is liable to Licensor for any breach of its sub-licensee of this Agreement and any such breach by a sub-licensee shall also constitute a breach of this Agreement by Licensee.

          16.  Current Assignment of Licensed Property. Notwithstanding anything
               ---------------------------------------
herein to the contrary, and provided that this Agreement is in effect at the time of the deaths of Robert E. Petersen and Margaret Petersen, Licensor hereby assigns to Licensee, effective immediately upon the deaths of the last to die of Robert E. Petersen and Margaret Petersen, all of Licensor's right, title and interest in and to: (a) the Licensed Property for use in the Publishing Business; and (b) all other licensed rights (if any) granted by Licensor to Licensee pursuant to this Agreement. The terms and conditions of this Agreement shall terminate simultaneously with the effectiveness of such assignments.

          17.  Headings.  The descriptive headings of the Sections and
               --------
Subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          18.  Counterparts.  This Agreement and any amendment hereto or any
               ------------
other agreement or document delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement or other document and shall become effective unless otherwise provided therein when one or more counterparts have been signed by each party and delivered to the other party.

          19.  Parties in Interest.  This Agreement shall be binding upon and
               -------------------
inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon

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any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          20.  Notices.  Any notice or other communication hereunder must be
               -------
given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism provided that any notice so given is also mailed or sent as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested or sent by reputable overnight courier as follows:

          If to Licensee, addressed to:

          BrightView Communications Group, Inc.
          c/o Willis Stein & Partners L.L.C.
          227 West Monroe Street
          Suite 4300
          Chicago, Illinois  60606
          Telecopy: (312) 422-2424
          Attn: Avy H. Stein
                Daniel H. Blumenthal

          With a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL  60601
          Telecopy: (312) 861-2200
          Attn: John A. Weissenbach, Esq.

          If to Licensor, addressed to:

          Robert E. Petersen
          6420 Wilshire Boulevard
          Los Angeles, California  90048
          Telecopy: (213) 782-2734

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          With copies to:

          O'Melveny & Myers LLP
          400 S. Hope St.
          Los Angeles, CA  90071
          Telecopy: (213) 669-6407
          Attn: C. James Levin, Esq.

          and:

          Robert Gottlieb, Esq.
          617 Maple Drive
          Beverly Hills, California  90210
          Telecopy: (213) 782-2855

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, on the business day on which it is transmitted (or if not transmitted on a business day, then on the first business day following the date of such transmission) to the applicable number specified in (or pursuant to) this Section 20 and an appropriate answerback is received, (ii) if given by mail or courier or any other means, when actually delivered.

          21.  Expenses.  Licensee and Licensor shall each pay their own
               --------
expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, expenses and disbursements of their advisers.

          22.  Attorneys' Fees.  In the event of any Action by any party arising
               ---------------
under or out of, in connection with or in respect of this Agreement, including any participation in bankruptcy proceedings to enforce against a party a right or claim in such proceedings, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such Action. Attorneys' fees incurred in enforcing any judgement in respect of this Agreement are recoverable as a separate item. The parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and,

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to the maximum extent permitted by law, not be deemed merged into such judgment.

          23.  Representation By Counsel; Interpretation. Licensee and Licensor
               -----------------------------------------
each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Licensor and Licensee.

          24.  Severability.  If any provision of this Agreement is determined
               ------------
to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable. For purpose of this Agreement, "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

          25.  Dispute Resolution; Agreement to Arbitrate. Except to the extent
               ------------------------------------------
that any specific dispute resolution mechanism has been otherwise provided for with respect to any specific provision of this Agreement (or such mechanism has been pursued to its conclusion and either the dispute in question remains unresolved or the resolution reached by such process has not been honored), in the event that any dispute arises between Licensor and Licensee with respect to this Agreement or the transactions contemplated hereby, the following procedures shall apply.

          (a) The parties will attempt in good faith to resolve any dispute, controversy or claim under, arising out of, relating to or in connection with this Agreement, including, but not limited to, the negotiation, execution,

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     interpretation, construction, performance, non-performance, breach, termination, validity, scope, coverage or enforceability of this Agreement or any alleged fraud in connection therewith, promptly by negotiations between representatives of the parties. If any such dispute, controversy or claim should arise, duly authorized representatives of Licensor and Licensee will meet at least once and will attempt to resolve the matter. Either representative may request the other to meet again within 14 days thereafter, at a mutually agreed time and place. If the matter has not been resolved within 30 days after the first meeting of the representatives (which period may be extended by mutual agreement), the parties will attempt in good faith to resolve the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

          (b) If the matter has not been resolved pursuant to the foregoing procedures within 60 days after the first meeting (which period may be extended by mutual agreement), the matter shall be resolved, at the request of either party, by arbitration conducted in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. (S)(S)1-16) and in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by one arbitrator mutually selected by the parties. If the parties are unable to agree on the selection of an arbitrator, they shall select an arbitrator through the procedures established by the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes. The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties, except that the arbitrator shall not be empowered to act as amiable compositeur or authorized to award punitive damages with respect to any such claim, dispute or controversy. No party shall seek any punitive damages relating to any matters under, arising out of, in connection with or relating to this Agreement. Equitable remedies shall be available in any such arbitration. The parties intend that this agreement to arbitrate be valid, binding, enforceable and irrevocable. The substantive law of the State of California shall apply

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     to any such arbitration proceedings.  The place of any such arbitration shall be Los Angeles, California. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

          (c) Notwithstanding the provisions of this Section 24, either party may seek injunctive or other equitable relief to maintain the status quo before any court of competent jurisdiction in connection with any claim, dispute or controversy arising out of this Agreement.


          IN WITNESS WHEREOF, the authorized representatives of the parties hereto have duly executed this Agreement as of the first date above.

                                    LICENSEE:
                                    --------

                                    BRIGHTVIEW COMMUNICATIONS GROUP, INC.


                                    By:_________________________


Its:________________



                                    LICENSOR:
                                    --------


                                    By: _________________________
                                         Robert E. Petersen


                                    PETERSEN PUBLISHING COMPANY


                                    By:_________________________


Its:________________

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                                SPOUSAL CONSENT

          The undersigned, being the spouse of Robert E. Petersen, does hereby consent to this Agreement and agree to be bound by the terms of the Agreement.

                                    By: __________________________
                                         Margaret McNally Petersen

                                    Dated:  August 15, 1996

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